<Page 1>

   As filed with the Securities and Exchange Commission on October 21,
   1997.
                                    Registration No. 333-24701

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549
                                  ____________
                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  _____________

                              FISERV CLEARING, INC.
                         (formerly BHC FINANCIAL, INC.)
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                23-2264646
            (State or Other Jurisdiction of       (I.R.S. Employer
            Incorporation or Organization)         Identification Number)

                               One Commerce Square
                               2005 Market Street
                          Philadelphia, PA  19103-3212
                                 (215) 636-3000

          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                               Lawrence E. Donato
                     Senior Vice President, Chief Financial
                              Officer and Treasurer
                               One Commerce Square
                               2005 Market Street
                          Philadelphia, PA  19103-3212
                                 (215) 636-3000

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                                _________________
                                   Copies to:

                            William H. Rheiner, Esq.
                              Martha J. Hays, Esq.
                        Ballard Spahr Andrews & Ingersoll
                               1735 Market Street
                             Philadelphia, PA  19103
                                 (215) 665-8500
                                ________________


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            The Registrant hereby requests that this Post-Effective
   Amendment become effective as soon as practicable pursuant to Section
      8(c) of the Securities Act of 1933.
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            On April 7, 1997, BHC Financial, Inc. (the "Company") filed
   Registration Statement No. 333-24701 on Form S-3 (as amended, the "Registration Statement") to register the public offering (the "Offering") of 200,000 shares of common stock, par value $.001 per share, of the Company (the "BHC Common Stock"). The BHC Common Stock was offered in connection with the Agreement and Plan of Merger dated March 2, 1997 (the "Merger Agreement") among the Company, Fiserv, Inc. ("Fiserv"), and Fiserv Sub, Inc. ("Fiserv Sub"), a wholly owned subsidiary of Fiserv (the "Merger"). The Merger Agreement required that the Company sell in an offering such number of shares of BHC Common Stock as may be necessary to satisfy the Pooling Condition. The Pooling Condition was defined in the Merger Agreement as Fiserv having reasonably determined that the Merger would be accounted for as a pooling of interests in accordance with generally accepted accounting principles.
   The Offering was made to satisfy the Pooling Condition.

            The Securities and Exchange Commission declared the
   Registration Statement effective as of 5:00 p.m. on May 5, 1997. The Company subsequently sold 165,000 shares in the Offering to satisfy the Pooling Condition.

            At the termination of the Offering, 35,000 shares remained unsold (the "Remaining Shares"). Accordingly, the Company hereby removes from registration under the Registration Statement the Remaining Shares.



























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       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post-Effective Amendment No. 1 to Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on October 21, 1997.

                                     FISERV CLEARING, INC.
                                     (formerly BHC FINANCIAL, INC.)


                                     By:
                                          Senior Vice President, Chief
                                          Financial Officer and
   Treasurer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in his capacity and on the date indicated.


        Signature                      Title                    Date



   George D. Dalton                Director       October 21, 1997